ParkOhio Announces Record Sales and Strong Third Quarter 2026 Results;
Raises FY 2026 Sales and Adjusted EPS Outlook on Continued Strong Demand Across Its Diversified End Markets

CLEVELAND, OHIO, November 4, 2026 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the third quarter of 2026.

Third Quarter 2026 Highlights
•Record revenue of $459 million, up 15% year-over-year.
•Year-over-year sales growth in all three business segments, reflecting continued strong demand across many key end markets, including aerospace and defense, AI data center, electrical steel, and semiconductor.
•Gross margin of 17.9%, up 120 basis points compared to 16.7% in the 2025 third quarter.
•Operating income up 54% year-over-year.
•GAAP EPS of $0.97, up 149% compared to $0.39 in the 2025 third quarter; Adjusted EPS of $1.04, up 60% compared to $0.65 in the prior year quarter and the highest level in two years.
•FY 2026 Sales outlook raised to $1.750 billion to $1.770 billion.
•FY 2026 Adjusted EPS outlook raised to $3.35 to $3.50 per diluted share.
•Operating cash flows of $16 million and free cash flow of $7 million; expect $35 to $45 million of free cash flow in the fourth quarter of 2026.
•Our review of strategic alternatives for our Southwest Steel Processing business is ongoing.

“The global industrial economy, led by North America, continues to underpin accelerating business performance at our Company. Demand has been favorable to expectations throughout the year, and we are pleased to increase both our revenue and earnings outlook again for 2026. While strong demand from semiconductor, electrical infrastructure and aerospace and defense continue to show particular strength, we have seen broad based improvements in the industrial economy and in many of our key markets. As many of these end markets are supply constrained, we expect this strength to continue well into 2027.

“We also recognize the excellent execution by our teammates as we continue to see strengthening margins across the company due not only to additional volume but ongoing productivity improvements,” said Matthew V. Crawford, Chairman and Chief Executive Officer.

Third Quarter 2026 Segment Highlights
•Supply Technologies – Record revenue of $225.2 million, up 21% year-over-year, driven by growth in the semiconductor, AI data center, heavy-duty truck, powersports, and aerospace and defense end markets. The segment continues to expand customized supply-chain management programs, providing global sourcing, specialized production components, inventory management and value-added services to OEM customers. Operating income increased 23%, with operating margins of 9.5%, reflecting higher volumes, operating leverage and ongoing productivity initiatives, including automation. Proprietary fastener sales increased 12%, reflecting demand for engineered fastening technologies.

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•Assembly Components – Revenue increased 7% to $103.6 million, driven by new programs and higher demand across automotive platforms. Operating margins improved to 5.4% from 4.8% a year ago. The segment designs and manufactures fluid-routing systems, including engineered hoses, tubing, molded rubber and plastic products and completed assemblies serving traditional, hybrid and electric vehicle applications. Productivity improvements and new product development remain priorities, while the underlying capabilities provide opportunities to serve additional industrial applications over time.

•Engineered Products – Record revenue increased 12% to $129.7 million, with operating income rising to $9.1 million from $3.4 million a year ago. Operating margin improved to 7.0% from 2.9%, reflecting growth in engineered capital equipment, aftermarket parts and services and better operating performance in forged and machined products. New equipment bookings totaled $53 million and equipment backlog reached $242 million at September 30, up 18% from year-end 2025. Global aftermarket capabilities, customized equipment applications used for thermal processing and power management, and productivity initiatives remain important earnings drivers.

Year-to-Date Highlights
•Record revenue of $1.3 billion, up 10% year-over-year.
•Strong year-over-year sales growth in all three business segments.
•Record year-to-date revenues in Supply Technologies and Engineered Products segments.
•Gross margin of 17.7%, an increase of 80 basis points compared to 16.9% in the 2025 period.
•GAAP EPS of $2.41 compared to $1.67 in the 2025 period, up 44%; Adjusted EPS of $2.61 compared to $2.06 in the prior year period, up 27%.

Full-Year 2026 Sales and Adjusted EPS Outlook Raised

Based on third-quarter performance and our current outlook for the fourth quarter, we are raising our full-year 2026 Sales and Adjusted EPS outlook, which was previously announced in our second quarter 2026 press release, as follows:

	Previous	Updated
Net Sales	$1.700 billion to $1.730 billion	$1.750 billion to $1.770 billion, an increase of 9% to 11% over 2025
Adjusted EPS	$3.10 to $3.30 per diluted share	$3.35 to $3.50 per diluted share, an increase of 24% to 30% over 2025
EBITDA (as defined)	8.5-9.0% of Net Sales	8.5-9.0% of Net Sales
Free Cash Flow	$20 million to $30 million	$20 million to $30 million

Our raised outlook reflects revenue growth and continued margin expansion supported by continued strong demand in key industrial markets in Supply Technologies and Engineered Products, including the semiconductor, AI data center, electrical steel, aerospace and defense, oil and gas and other industrial markets, and increased operating efficiency across all three business segments.

As announced on May 6, 2026, the Company has engaged an investment banking firm to assist in a formal review of strategic alternatives for our Southwest Steel Processing (“SSP”) business, including a potential sale or other transaction. Our 2026 outlook includes the impact of SSP, which is expected to contribute approximately $15 million in revenue and a loss of approximately $0.46 per diluted share. Accordingly, the outcome of our strategic review process represents potential upside to our current outlook. In the three and nine months ended September 30, 2026, our share of the net loss attributable to the SSP business, which is included in our results from continuing operations, was approximately $0.13 and $0.35 per diluted share, respectively. Our review of strategic alternatives is ongoing. There can be no assurance that this review will result in any transaction or particular outcome.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as Adjusted EPS, to the most comparable GAAP financial measures due to the inherent difficulty in forecasting certain items, including non-cash or infrequent charges, which are not available without unreasonable effort.

Long-Term Positioning

Our businesses continue to evolve toward a broader mix of end markets and higher-value products and services. We are expanding applications for our engineered technologies, growing aftermarket and service capabilities, and investing in automation, systems and manufacturing productivity. Together, these initiatives are intended to support revenue growth, margin expansion and earnings power over time.

Webcast and Conference Call

A live webcast and conference call to review ParkOhio’s third quarter 2026 financial results will be held on Thursday November 5, 2026, at 9:00 a.m. Eastern Time. To access the webcast, please visit the Investor Relations section of the Company’s website at https://www.pkoh.com. A corresponding investor presentation will also be available on the site prior to the call.

ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates approximately 125 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the outcome of our strategic review of the SSP business; the impact supply chain and logistic issues have on our business, results of operations, financial position and liquidity; our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of labor disturbances affecting our customers; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities, or geopolitical unrest; public health issues, including the outbreak of infectious diseases and any impact on our facilities and operations and our customers and suppliers; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the timing and amount of any such dividends; and the other factors we describe under "Item 1A. Risk Factors" included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In millions, except per share data)
Net sales	$458.5	$398.6	$1,319.6	$1,204.1
Cost of sales	376.3	332.0	1,085.8	1,001.2
Selling, general and administrative expenses	54.2	46.5	159.0	141.5
Restructuring and other special charges	1.4	2.8	4.0	5.1
Operating income	26.6	17.3	70.8	56.3
Other components of pension and other postretirement benefits income, net	2.1	1.7	6.4	5.3
Interest expense, net	(12.2)	(12.5)	(36.8)	(34.7)
Loss on extinguishment of debt	—	(2.0)	—	(2.0)
Income from continuing operations before income taxes	16.5	4.5	40.4	24.9
Income tax (expense) benefit	(3.1)	0.4	(7.1)	(3.3)
Income from continuing operations	13.4	4.9	33.3	21.6
Loss attributable to noncontrolling interests	0.4	0.6	0.9	1.7
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	13.8	5.5	34.2	23.3
Loss from discontinued operations, net of tax	(0.1)	(0.2)	(0.3)	(0.5)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$13.7	$5.3	$33.9	$22.8

Income (loss) per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic:
Continuing operations	$0.99	$0.40	$2.46	$1.69
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.04)
Total	$0.98	$0.39	$2.44	$1.65
Diluted:
Continuing operations	$0.97	$0.39	$2.41	$1.67
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.04)
Total	$0.96	$0.38	$2.39	$1.63
Weighted-average shares used to compute income (loss) per share:
Basic	14.0	13.9	13.9	13.8
Diluted	14.3	14.0	14.2	14.0

Dividends per common share	$0.125	$0.125	$0.375	$0.375

Other financial data:
EBITDA, as defined	$40.9	$34.2	$113.9	$103.0

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings from continuing operations is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings from continuing operations is income from continuing operations calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings from continuing operations to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant noncash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, income from continuing operations calculated in accordance with GAAP. Adjusted income from continuing operations herein may not be comparable to similarly titled measures of other companies. The following table reconciles income from continuing operations to adjusted earnings from continuing operations:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	$13.8	$0.97	$5.5	$0.39	$34.2	$2.41	$23.3	$1.67
Adjustments:
Restructuring and other special charges	1.4	0.09	2.8	0.20	4.0	0.26	5.1	0.37
Loss on extinguishment of debt	—	—	2.0	0.14	—	—	2.0	0.14
Tax effect of above adjustments	(0.3)	(0.02)	(1.2)	(0.08)	(0.8)	(0.06)	(1.7)	(0.12)
Adjusted earnings	$14.9	$1.04	$9.1	$0.65	$37.4	$2.61	$28.7	$2.06

The following table shows the impact of these adjustments on our segment results (continuing operations):

	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total
	(In millions)
	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
Supply Technologies	$—	$0.4	$0.4	$—	$1.0	$1.0
Assembly Components	—	0.1	0.1	—	1.3	1.3
Engineered Products	—	0.8	0.8	—	0.3	0.3
Corporate	—	0.1	0.1	—	0.2	0.2
Total continuing operations	$—	$1.4	$1.4	$—	$2.8	$2.8

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
Supply Technologies	$—	$0.7	$0.7	$—	$1.4	$1.4
Assembly Components	—	0.8	0.8	—	2.0	2.0
Engineered Products	—	1.9	1.9	—	1.5	1.5
Corporate	—	0.6	0.6	—	0.2	0.2
Total continuing operations	$—	$4.0	$4.0	$—	$5.1	$5.1

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the credit agreement (the “Credit Agreement”) governing the Company's current revolving credit facility. Management uses EBITDA, as defined to calculate its debt service coverage ratio under the Credit Agreement. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In millions)
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	$13.8	$5.5	$34.2	$23.3
Add back:
Interest expense, net	12.2	12.5	36.8	34.7
Income tax expense	3.1	—	7.1	3.3
Depreciation and amortization	7.7	8.3	24.4	24.8
Stock-based compensation expense	1.5	1.3	4.3	4.1
Restructuring, business optimization and other costs	1.4	2.8	4.0	5.1
Loss on extinguishment of debt	—	2.0	—	2.0
EBITDA loss attributable to Designated Subsidiary	1.2	1.9	3.2	5.7
Other	—	(0.1)	(0.1)	—
EBITDA, as defined	$40.9	$34.2	$113.9	$103.0

The Credit Agreement provides for a revolving credit facility, which matures in July 2030, in the amount of $405.0 million. The availability of borrowings under the revolving credit facility is based on (1) our calculated availability under the Credit Agreement and (2) if such calculated availability decreases below $50.625 million, our ability to meet a debt service ratio covenant generally based on our EBITDA, as defined compared to our consolidated debt charges for the most recent four-quarter period. If our calculated availability is less than $50.625 million, our debt service coverage ratio must be greater than 1.0. At September 30, 2026, our calculated availability was $94.7 million; therefore, the debt service ratio covenant did not apply. Failure to maintain calculated availability of at least $50.625 million and meet the debt service ratio covenant could materially impact the availability and interest rate of future borrowings. Our debt service coverage ratio could be materially impacted by negative economic trends, including inflation and supply chain disruptions. While we expect to remain in compliance throughout 2026, declines in sales volumes in the future, including due to the current macroeconomic conditions, could adversely impact our ability to remain in compliance with certain of these financial covenants.

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2026	December 31, 2025
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$58.9	$44.8
Accounts receivable, net	292.0	265.0
Inventories, net	423.7	420.9
Other current assets	138.9	121.8
Total current assets	913.5	852.5
Property, plant and equipment, net	207.8	198.5
Operating lease right-of-use assets	61.8	41.2
Goodwill	114.8	115.8
Pension assets	94.8	93.3
Other long-term assets	112.0	118.3
Total assets	$1,504.7	$1,419.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$215.9	$199.8
Current portion of long-term debt and short-term debt	7.0	8.3
Current portion of operating lease liabilities	12.5	10.9
Accrued expenses and other	139.1	147.6
Total current liabilities	374.5	366.6
Long-term liabilities, less current portion:
Long-term debt	660.4	620.7
Long-term operating lease liabilities	49.7	30.4
Other long-term liabilities	17.6	19.1
Total long-term liabilities	727.7	670.2
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	401.5	380.9
Noncontrolling interests	1.0	1.9
Total equity	402.5	382.8
Total liabilities and shareholders' equity	$1,504.7	$1,419.6

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In millions)
OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Income from continuing operations	$13.4	$4.9	$33.3	$21.6
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities from continuing operations:
Depreciation and amortization	7.7	8.3	24.4	24.8
Loss on extinguishment of debt	—	2.0	—	2.0
Stock-based compensation expense	1.5	1.3	4.3	4.1
Changes in operating assets and liabilities:
Accounts receivable	(3.9)	7.6	(28.5)	(15.9)
Inventories	3.7	(3.2)	(4.4)	—
Other current assets	(5.7)	(13.1)	(17.9)	(19.7)
Accounts payable and accrued expenses	(1.0)	11.0	6.4	(23.0)
Other	(0.2)	(1.5)	(0.7)	(0.3)
Net cash provided by (used in) operating activities from continuing operations	15.5	17.3	16.9	(6.4)
INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Purchases of property, plant and equipment	(8.4)	(10.7)	(31.9)	(27.6)
Net cash used in investing activities from continuing operations	(8.4)	(10.7)	(31.9)	(27.6)
FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from revolving credit facility, net	8.2	9.9	41.8	48.8
Payments on other debt, net	(0.6)	(0.6)	(1.3)	(0.9)
Payments on finance lease facilities, net	(0.8)	—	(2.0)	(1.9)
Issuance of 8.5% Senior Notes due 2030, net of discount	—	348.3	—	348.3
Redemption of 6.625% Senior Notes due 2027	—	(350.0)	—	(350.0)
Payments for debt refinancing fees and expenses	—	(6.5)	—	(6.5)
Dividends	(1.8)	(2.4)	(5.4)	(6.0)
Payments of withholding taxes on share awards	(1.3)	(0.1)	(3.4)	(1.7)
Net cash provided by (used in) financing activities from continuing operations	3.7	(1.4)	29.7	30.1
DISCONTINUED OPERATIONS
Total used by operating activities	(0.1)	(0.2)	(0.3)	(0.5)
Decrease in cash and cash equivalents from discontinued operations	(0.1)	(0.2)	(0.3)	(0.5)
Effect of exchange rate changes on cash	(0.1)	0.2	(0.3)	2.1
Increase (decrease) in cash and cash equivalents	10.6	5.2	14.1	(2.3)
Cash and cash equivalents at beginning of period	48.3	45.6	44.8	53.1
Cash and cash equivalents at end of period	$58.9	$50.8	$58.9	$50.8
Interest paid	$19.5	$17.7	$44.2	$34.8
Income taxes paid	$3.5	$8.0	$12.9	$17.6

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Supply Technologies	Assembly Components	Engineered Products	Total
	(In millions)
	Three Months Ended September 30, 2026
Net sales	$225.2	$103.6	$129.7	$458.5
Cost of sales	183.2	92.8	100.3	376.3
Gross profit	42.0	10.8	29.4	82.2
Selling, general and administrative expenses	20.2	5.1	19.5	44.8
Restructuring and other special charges	0.4	0.1	0.8	1.3
Segment operating income	21.4	5.6	9.1	36.1
Corporate expenses				(9.4)
Corporate restructuring and other special charges				(0.1)
Operating income				26.6
Other components of pension and other postretirement benefits income, net				2.1
Interest expense, net				(12.2)
Income from continuing operations before income taxes				$16.5

	Three Months Ended September 30, 2025
Net sales	$185.5	$97.0	$116.1	$398.6
Cost of sales	150.0	86.6	95.4	332.0
Gross profit	35.5	10.4	20.7	66.6
Selling, general and administrative expenses	17.1	4.4	17.0	38.5
Restructuring and other special charges	1.0	1.3	0.3	2.6
Segment operating income	17.4	4.7	3.4	25.5
Corporate expenses				(8.0)
Corporate restructuring and other special charges				(0.2)
Operating income				17.3
Other components of pension and other postretirement benefits income, net				1.7
Interest expense, net				(12.5)
Loss on extinguishment of debt				(2.0)
Income from continuing operations before income taxes				$4.5

	Nine Months Ended September 30, 2026
Net sales	$629.6	$305.2	$384.8	$1,319.6
Cost of sales	511.6	273.3	300.9	1,085.8
Gross profit	118.0	31.9	83.9	233.8
Selling, general and administrative expenses	59.9	15.3	58.2	133.4
Restructuring and other special charges	0.7	0.8	1.9	3.4

Segment operating income	57.4	15.8	23.8	97.0
Corporate expenses				(25.6)
Corporate restructuring and other special charges				(0.6)
Operating income				70.8
Other components of pension and other postretirement benefits income, net				6.4
Interest expense, net				(36.8)
Income from continuing operations before income taxes				$40.4

	Nine Months Ended September 30, 2025
Net sales	$560.4	$289.0	$354.7	$1,204.1
Cost of sales	457.5	256.5	287.2	1,001.2
Gross profit	102.9	32.5	67.5	202.9
Selling, general and administrative expenses	50.0	14.9	52.8	117.7
Restructuring and other special charges	1.4	2.0	1.5	4.9
Segment operating income	51.5	15.6	13.2	80.3
Corporate expenses				(23.8)
Corporate restructuring and other special charges				(0.2)
Operating income				56.3
Other components of pension and other postretirement benefits income, net				5.3
Interest expense, net				(34.7)
Loss on extinguishment of debt				(2.0)
Income from continuing operations before income taxes				$24.9

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted segment operating income (loss) is a non-GAAP financial measure that the Company is providing in this press release. Adjusted segment operating income (loss) is calculated as segment operating income (loss) plus adjustments for plant closure and consolidation, severance and other. The Company presents this non-GAAP financial measure because the business segments have incurred significant restructuring and related expenses during the year-to-date periods. Adjusted segment operating income (loss) is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings in accordance with GAAP. Adjusted segment operating income (loss) herein may not be comparable to similarly titled measures of other companies. The following table reconciles adjusted segment operating income (loss) to segment operating income (loss):

	Three Months Ended September 30,
	2026			2025
	(In millions)
	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$21.4	$0.4	$21.8	$17.4	$1.0	$18.4
Assembly Components	5.6	0.1	5.7	4.7	1.3	6.0
Engineered Products	9.1	0.8	9.9	3.4	0.3	3.7
Corporate	(9.5)	0.1	(9.4)	(8.2)	0.2	(8.0)
Operating income - continuing operations	$26.6	$1.4	$28.0	$17.3	$2.8	$20.1

	Nine Months Ended September 30,
	2026			2025
	(In millions)
	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$57.4	$0.7	$58.1	$51.5	$1.4	$52.9
Assembly Components	15.8	0.8	16.6	15.6	2.0	17.6
Engineered Products	23.8	1.9	25.7	13.2	1.5	14.7
Corporate	(26.2)	0.6	(25.6)	(24.0)	0.2	(23.8)
Operating income - continuing operations	$70.8	$4.0	$74.8	$56.3	$5.1	$61.4

Note: Amounts above include non-controlling interest impact.

Free cash flow is a non-GAAP financial measure that the Company is providing in this press release. The Company presents free cash flow, which it defines as net cash provided by operating activities minus purchases of property, plant and equipment, because management uses free cash flow to measure its performance. Free cash flow is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, amounts calculated in accordance with GAAP. Free cash flow herein may not be comparable to similarly titled measures of other companies. The following tables reconcile net cash provided by operating activities to free cash flow:

Three Months Ended September 30, 2026
(In millions)
Net cash provided by operating activities from continuing operations	$15.5
Less: purchases of property, plant and equipment	(8.4)
Free cash flow	$7.1